State of  Utah J..1.U.) J..VlUl .lllU.>\. LJ\J \.JP    f  t.111.l - 11
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06/01/2015

Date:

 Department ofCommerce

Receipt NUtnber: IJ026ttl:i

~ J Division ofCorporations & Commercial Code

P..mount Palci: f?O.OO

..  _; Articles of Incorporation (Profit)

Important: Read instructions before completing form Non-Refundable Processin~ Fee: S70.00

1. Name of Coq.!oration:
ralliBox  Inc.

2. Purpose:
To engage in any lawful activity for which corpoationsw may be incorporated in Utah.

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  .u.~

Type:

Number ofShares:

Common I...~

1 500 000

3. Shares:
Type:

Nwubcr of Shares:

D

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4. Who/What is the name of the Registered Agent (Individual or Business
 Entity or Commercial Registered Agent)?:
David Josiah Kneusel

~

The address must be listed ifyou b:ave a non-commercial registered agent.
 What is a commercial registered agent?
Address of the Registered Agent: 547 22nd Street

City: Ogden

5. Name  Sii:uature and
Address oflncorporator
(:tH:tch additional pa:;:r if th ere



6. Princi11al Address:
Utah Street Address Required  PO Boxes can be listed after the Street
Address
State UT Zip:84403

Kyle Mercer

Name
881 W State  #140~432 Pleasant Grove UT 84062
Address ~4 JV1w~Si!wature:
City
Date:
Slate Zip
6/1/I}
I \
547 22nd ST Ogden UT 84403
Address City State Zip

Please list the officers and directors ofthe corporation. Must have at least 1 officer and I director within the I st year ofthe corporation.

David Josiah Kneusel President

G

Name Position{s)
547 22nd Street Ogden UT 84403
Addrtss City State Zip
Ronald Kneusel Vice-President

B

Name Positioo{s)

12560 Meade Ct. Broomfield co 80020
Address City State Zip
Kyle Mercer Secretary G


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Name Position(s)

881 W State  #140-432 Pleasant Grove UT 84062
Address City State Zip
Select or type in position
N3me Position{s)

Address Citv State Zip

Under GRAMA {63-2-201}  all registration information maintained by the
 Division is classified as public record. For confidentiality purposes you
may use the business entity physical address rather than the residential or private address ofany individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.
Is this a female ovmed business? Yes 0No

0

Is this a minority owned business? 0 Yes 0No Ifyes  please specify:
Iselect/Type the race ofthe owner here I

llailing/Faxing Information: www.corporations.utah.gov/contactus.html
 Division s Website: W\VW.corporations.utah.gO\